FORM 8  K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest

event reported) : October 11, 2002

Carmina Technologies Inc.

(Exact name of registrant as specified in its charter)

Utah	0-30685	870305395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810, 540 5th Avenue SW, Calgary, Alberta, Canada T2P 0M2

(Address of principal executive offices, including zip code)

(403) 269-5369

(Registrant's telephone number)

Item 2. Acquisition of Assets

On October 15, 2000, the registrant's wholly owned subsidiary, Carmina Canada Inc., acquired all the issued shares of Worldwide Online Corp. (WWO), from Worldwide Data Inc. for a consideration of 650,000 restricted shares of the registrant valued at $357,500. An additional 350,000 or 600,000 shares will be delivered by September 30, 2003 provided WWO achieves specific gross revenue, gross margin and earnings before income tax, depreciation and amortization (EBITDA) targets during the twelve month period ending August 31, 2003 and the value of the consideration will be adjusted accordingly. To obtain the maximum of 1,250,000 shares, WWO must achieve gross revenues of CAN $ 1,400,000, gross margins of CAN $ 500,000 and cumulative EBITDA of CAN $ 60,000 in the twelve month period. The amount of consideration was arrived at in arm's length negotiations with the vendor and the price per share was based on the most recent sale price of the registrant's stock on the OTCBB prior to signing the letter of intent August 26, 2002. No director or officer of the registrant, or any associate of such director or officer has any relationship with the vendor.

WWO is a Toronto-based, Managed Service Provider offering business-to-business solutions for clients in Canada, the USA and Europe. Supported by a team of seven design and development professionals, WWO hosts, manages and builds corporate solutions covering a wide range including web hosting, application development, e-commerce infrastructures, knowledge management and business process improvements complemented by a suite of internet working solutions involving design, implementation and management of client networks. Sales of CAN $ 917,614 in the first 8 months of 2002 generated gross margins of CAN $ 399,116 (unaudited). (Audited Financial Statements will be included in an amendment to this Form 8-K within 60 days of the current filing.)

WWO's customer base and product roster will be added to that of the registrant. All of the registrant's operations will be consolidated in WWO's headquarters located in Toronto, Ontario.

The registrant plans to have WWO assume the operational services and support for the business of the registrant's wholly owned subsidiary, Assured Performance Monitoring Inc., (APM) which will in turn provide sales and marketing assistance to WWO. Two sales managers have been hired by APM to ramp up marketing of the combined WWO and APM roster of services. In light of the melding of the business of WWO and APM and the uncertainties in the general market for the registrant's products and services it is impracticable to provide a financial forecast of the registrant's business at this time. The registrant is targeting gross revenue of US $ 1,000,000 for the 12 months to August 31, 2003.

Item 5. Other Events  Corporate Governance

On October 11, 2002 Richard M. Day, an independent director, was appointed Chairman of the Board of Directors replacing John M. Alston, President and CEO. On the same date independent directors Bernard Benning, Richard M. Day and Thomas W. Whittingham were appointed to the Audit, Compensation and Nominating Committees, replacing the previous members. On October 16, 2002 Glen R. Alston, CFO, and Robert d'Artois, Vice-President resigned from the Board and were not replaced. These changes were undertaken to provide a majority of independent directors on the Board, and Audit, Compensation and Nominating Committees composed solely of independent directors as required by the Sarbanes-Oxley Act.

The current Board of Directors is comprised of John M. Alston, President and CEO, Stephen Kohalmi, Director of Technology, Bernard Benning, Richard M. Day and Thomas W. Whittingham.

Item 7. Financial Statements and Exhibits

a Financial statements of the business acquired.

It is impracticable to provide the complete financial statements of Worldwide Online Inc. required to be filed in connection with this Form 8-K at this time:

Audited financial statements of WWO for the fiscal years ended December 31, 2000 and 2001 and for the nine month interim period ended September 30, 2002 will be filed as an amendment to this Form 8-K within 60 days of the current filing.

b Pro forma financial information.

It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed as an amendment to this Form within 60 days of the current filing.

c Exhibits.

2 Share Purchase Agreement (as amended), dated as of October 1, 2002, between Worldwide Data Inc., Worldwide Online Corp., Carmina Canada Inc. and Carmina Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMINA TECHNOLOGIES INC.

Date: October 23, 2002 By: /s/ John M. Alston

-------------------------------------------

John M. Alston

President and Chief Executive Officer

CARMINA TECHNOLOGIES INC.

Exhibit Index to Current Report on Form 8 K

Dated October 11, 2002

Exhibit

Number Description

2 Share Purchase Agreement (as amended), dated as of October 1, 2002, between Worldwide Data Inc., Worldwide Online Corp., Carmina Canada Inc. and Carmina Technologies Inc.

AMENDMENT dated October 11, 2002

to the

SHARE PURCHASE AGREEMENT

Dated September 1, 2002 made

B E T W E E N

Worldwide Data Inc., a corporation incorporated under the laws of the ~~[~~State of Delaware~~]~~ (the "Vendor")

- and -

Worldwide Online Corp, a corporation incorporated under the laws of the Province of Ontario ("the Corporation~~Worldwide~~")

- and -

Carmina Canada Inc., a corporation incorporated under the laws of the Province of Alberta (the "Purchaser")

-and-

Carmina Technologies Inc., a corporation

incorporated under the laws of the State of Utah

("Carmina")

RECITALS

WHEREAS the Closing of the said Share Purchase Agreement has been delayed, and the earliest effective date under US GAAP is now October 1, 2002;

AND WHEREAS it is an SEC requirement that the Share Purchase be accounted for in accordance with US GAAP.

NOW THEREFORE the Parties hereto hereby agree that the Closing Date of the said Agreement shall be amended to read October 15, 2002 and the Effective Date shall be amended to read October 1, 2002 and that the accounting for the share purchase shall be accounted for in accordance with US GAAP.

IN WITNESS WHEREOF the Parties have executed this Amendment as of the date first above written.

WORLDWIDE DATA INC. WORLDWIDE ONLINE CORP.

Per:__/s/ Romeo Colacitti_______________ Per:__/s/ Romeo Colacitti_______________

CARMINA CANADA INC. CARMINA TECHNOLOGIES INC.

Per:__/s/ John M. Alston _______________ Per:__/s/ John M. Alston _______________

WORLDWIDE DATA INC.

- and -

WORLDWIDE ONLINE CORP.

and

CARMINA CANADA INC.

-and-

CARMINA TECHNOLOGIES INC.

SHARE PURCHASE AGREEMENT

DATED September 1, 2002

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION 2

1.1 Definitions 2

1.2 Headings and Table of Contents 8

1.3 Number and Gender 9

1.4 Business Days 9

1.5 Currency and Payment Obligations 9

1.6 Statute References 9

1.7 Section and Schedule References 9

ARTICLE 2 PURCHASE OF SHARES AND PRIVATE PLACEMENT 10

2.1 Agreement to Purchase and Sell 10

2.2 Amount of Purchase Price 10

2.3 Payment of Purchase Price 10

2.4 Adjustment of Purchase Price 10

2.5 Restricted Shares 11

2.6 Gross Margin on Operations....11

2.7 Merger or Amalgamation..11

2.8 Payables ...11

ARTICLE 3 CLOSING ARRANGEMENTS 12

3.1 Closing 12

3.2 Vendor's Closing Deliveries 12

3.3 Purchaser's Closing Deliveries 13

3.4 Notices 13

ARTICLE 4 CONDITIONS OF CLOSING 13

4.1 Purchaser's Conditions 13

(1) Representations and Warranties 13

(2) Vendor's Compliance 13

(3) Due Diligence Investigation 14

(4) Material Adverse Change 14

(5) No Litigation 14

(6) Consents and Approvals 14

4.2 Condition not Fulfilled 14

4.3 Vendor's Conditions 15

(1) Representations and Warranties 15

(2) Purchaser's Compliance 15

(3) Due Diligence Investigation 15

(4) Material Adverse Change 15

(5) No Litigation 15

4.4 Condition not Fulfilled 16

4.5 Damages due to Breach 16

ARTICLE 5 REPRESENTATIONS, WARRANTIES AND COVENANTS 16

5.1 Representations, Warranties and Covenants of the Vendor 16

(1) Incorporation of Vendor 16

(2) Authorization by the Vendor 17

(3) Enforceability of Vendor's Obligations 17

(4) Residence of Vendor 17

(5) Ownership of Shares 17

(6) Organization of the Corporation 17

(7) Corporate Records 17

(8) Bankruptcy 18

(9) Vendor's Financial Information 18

(10) Title to Assets 18

(11) Personal Property 19

(12) Material Contracts 19

(13) Receivables 19

(14) Inventory 19

(15) Intellectual Property 19

(16) Data Processing 20

(17) Licences and Permits 21

(18) Undisclosed Liabilities 21

(19) Bank Accounts 21

(20) Consents and Approvals 22

(21) Notices 22

(22) Absence of Conflicting Agreements 22

(23) Litigation 22

(24) Insurance 23

(25) Employment Contracts 23

(26) Customers and Suppliers 23

(27) Product Warranties 23

(28) Affiliated Transactions 23

(29) Intercompany Services 23

(30) Tax Filings 24

(31) Taxes Paid 24

(32) Reassessments of Taxes 24

(33) Withholdings and Remittances 25

(34) Depreciable Property 25

(35) Capital Gains 25

(36) Absence of Certain Changes or Events 25

(37) Common Shares 26

(38) Full Disclosure 26

5.2 Representations, Warranties and Covenants of the Purchaser 27

(1) Incorporation and Power 27

(2) Due Authorization 27

(3) Enforceability of Obligations 27

(4) Title to Assets 27

(5) Undisclosed Liabilities 28

(6) Absence of Conflicting Agreements 28

(7) Litigation 28

(8) Insurance 28

(9) Residence of Purchaser 28

(10) Public Listing 29

(11) Reporting Issuer 29

(12) Share Capital 29

(13)Shareholder Agreement...29

(14) Securities Authorities 29

(15) Issuance of Common Shares 29

(16) Entitlements 29

(17) Corporate Records 30

(18)Bankruptcy....30

(19) Carmina's Financial Statements.30

(20) Absence of Certain Changes or Events 30

(21) Nominee Directors 31

(22) Finders Fee 31

(23) Full Disclosure 31

5.3 Survival of Representations, Warranties and Covenants 32

ARTICLE 6 EMPLOYEES 32

6.1 Employees 32

ARTICLE 7 INDEMNIFICATION 32

7.1 Indemnity by the Vendor 32

7.2 Indemnity by the Purchaser 32

ARTICLE 8 INTERIM PERIOD 33

8.1 Investigation 33

8.2 Confidentiality 33

8.3 Risk of Loss 35

8.4 Action During Interim Period 35

8.5 Exclusive Dealings 36

8.6 Consents and Approvals 36

8.7 Regulatory Approvals 36

8.8 Updates to Information 36

ARTICLE 9 GENERAL 37

9.1 Expenses 37

9.2 Announcements 37

9.3 Notices 37

9.4 Time of Essence 38

9.5 Entire Agreement 38

9.6 Waiver 38

9.7 Severability 38

9.8 Governing Law 39

9.9 Further Assurances 39

9.10 Successors and Assigns 39

9.11 Counterparts 39

SHARE PURCHASE AGREEMENT

This Agreement dated September 1, 2002 is made

B E T W E E N

Worldwide Data Inc., a corporation incorporated under the laws of the ~~[~~State of Delaware~~]~~ (the "Vendor")

- and -

Worldwide Online Corp, a corporation incorporated under the laws of the Province of Ontario ("the Corporation")

- and -

Carmina Canada Inc., a corporation incorporated under the laws of the Province of Alberta (the "Purchaser")

-and-

Carmina Technologies Inc., a corporation

incorporated under the laws of the State of Utah

("Carmina")

RECITALS

A. The Vendor is the registered and beneficial owner of all of the issued and outstanding shares in the capital of Worldwide Online Corp.;

B. The Purchaser is a wholly owned subsidiary of Carmina;

C. The Purchaser is willing to purchase and the Vendor is willing to sell all the issued and outstanding shares in the capital of the Worldwide Online Corp. on the terms and conditions contained in this Agreement;

D. Carmina is willing to issue restricted common shares from treasury to the Vendor on behalf of the Purchaser as consideration for the purchase contemplated herein; and

E. The Purchaser has agreed to accept the said restricted common shares of Carmina as consideration for the said purchase.

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1 INTERPRETATIONINTERPRETATION

2 DefinitionsDefinitions. In this Agreement, the following terms shall have the meanings set out below unless the context requires otherwise:

2 "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning.

2 "Agreement" means this Agreement, including the Exhibits and the Schedules to this Agreement, as it or they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

2 "Applicable Law" means, with respect to any Person, property, transaction, event or other matter, any Law relating or applicable to such Person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any interpretation of the Law (or any part) by any Person having jurisdiction over it, or charged with its administration or interpretation.

2 "Assets" means the following properties, assets, interests and rights of the Corporation:

2 the Personal Property;

2 the Inventory;

2 the Receivables;

2 all rights and interests under or pursuant to all warranties, representations and guarantees, express, implied or otherwise, of or made by suppliers or others in connection with the Assets;

2 the Intellectual Property;

2 the Contracts;

2 the Licenses and Permits;

2 all prepaid charges, deposits, sums and fees paid by the Corporation before the Closing Time;

2 the Books and Records;

2 all goodwill related to the Business; and

2 all proceeds of any or all of the foregoing received or receivable after the Effective Time.

2 "Books and Records" means all books, records, files and papers of the Corporation including drawings, engineering information, computer programs (including source code), software programs, manuals and data, sales and advertising materials, sales and purchases correspondence, trade association files, research and development records, lists of present and former customers and suppliers, personnel and employment, other records in respect and the minute and share certificate books of the Corporation, and all copies and recordings of the foregoing.

2 "Business" means the business as carried on by the Corporation as at August 31, 2002;

which primarily involves providing Internet access, web-site development and web hosting services, including but not limited to:

2 dial-up internet access;

3 email services;

4 custom development of web-sites;

5 hosting websites

6 providing network design, and installation services

7 e-business development and consulting

8 reselling Domain names

All of which aforementioned products and services are sold directly to retail and corporate customers.

2 "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto.

2 "Canadian Dollars" means the lawful currency of Canada.

2 "Closing" means the completion of the purchase and sale of the Shares in accordance with the provisions of this Agreement.

2 "Closing Date" means Monday September 30, 2002 or such earlier or later date as may be agreed upon in writing by the Parties, on which Closing occurs.

2"Closing Time" means the time of closing on the Closing Date provided for in Section 3.1, 5.

2 "Common Shares" has the meaning given in Section 2.3.

2 "Consents and Approvals" means all consents and approvals required to be obtained in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

2 "Contracts" means all rights and interests of the Corporation to and in all pending and/or executory contracts, agreements, leases and arrangements to which the Corporation is a party or by which the Corporation or any of the Assets or the Business is bound or affected, including the Material Contracts.

3 "Corporation" means Worldwide Online Corp.;

2 "Corporation's Financial Information" has the meaning given in Section 5.1(9).

2 "Data Processing System" means the computer equipment and associated peripheral devices and the related operating and application systems and other software owned, leased or licensed by the Corporation other than off-the-shelf personal computer software subject to transferable licenses.

2 "Director" means a director of the Corporation; and "Directors" means every Director.

2 "EBITDA" means earnings before charges for income tax, depreciation and amortization of the Business.

2 "Effective Date" means September 1, 2002 or such earlier or later date as may be agreed upon in writing by the Parties.

2 "Effective Time" means the close of business on the day prior to the Effective Date or such other time as the Parties may agree shall be the Effective Time.

2 "Employee" means any individual listed in Schedule 5.1(25) and "Employees" means every such Employee.

2 "GAAP" means those accounting principles which are recognized as being generally accepted in Canada from time to time as set out in the handbook published by the Canadian Institute of Chartered Accountants, consistently applied.

2 "GST" means goods and services tax imposed under Part IX of the Excise Tax Act (Canada).

2 "including" means "including without limitation", and "includes" means "includes without limitation".

2 "Intellectual Property" means all of the Corporation's rights to and interests in:

2 all business and trade names, corporate names, brand names and slogans Related to the Business, excluding the name "Worldwide";

2 all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs Related to the Business;

2 all copyrights and trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks), registrations and applications for trade-marks and copyrights (and all future income from such trade-marks and copyrights) Related to the Business;

2 all rights and interests in and to processes, lab journals, notebooks, data, trade secrets, designs, know-how, product formulae and information, manufacturing, engineering and other drawings and manuals, technology, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise or information Related to the Business;

2 all of the intellectual property listed in Schedules 5.1(15)(A), 5.1(15)(B), 5.1(15)(C) and 5.1(15)(D);

2 all other intellectual and industrial property rights throughout the world Related to the Business;

2 all licenses of the intellectual property listed in items (a) to (f) above;

2 all future income and proceeds from any of the intellectual property listed in items (a) to (f) above and the licenses listed in item (g) above; and

2 all rights to damages and profits by reason of the infringement of any of the intellectual property listed in items (a) to (g) above.

2 "Interim Period" means the period between September 1, 2002 and the Closing.

2 "Inventory" means all inventory of stock-in-trade and merchandise including materials, supplies, finished goods, service parts and purchased finished goods owned by the Corporation (including those in possession of suppliers, customers and other third parties).

2 "Law" means any law, rule, statute, regulation, order, judgment, decree, treaty or other requirement having the force of law.

2 "Liabilities" means all costs, expenses, charges, debts, liabilities, claims, demands and obligations, whether primary or secondary, direct or indirect, fixed, contingent, absolute or otherwise, under or in respect of any contract, agreement, arrangement, lease, commitment or undertaking, Applicable Law and Taxes.

2 "Licenses and Permits" means all licenses, permits, filings, authorizations, approvals or indicia of authority issued to the Corporation.

2 "Lien" means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

2 "the Letter of Intent" means the letter agreement that was signed by both parties on August 26, 2002 and is attached hereto as Exhibit L.

2 "Material Adverse Change" means, with respect to the Vendor, a change in the business, operations or capital of the Corporation which has had or could reasonably be expected to have a significant adverse effect on the value of the Business or the Assets, and means, with respect to the Purchaser, a change in the business of the Purchaser which could reasonably be expected to have a significant adverse effect on the value of the business of the Purchaser or the Common Shares.

2 "Material Contract" means, an agreement (whether oral or written) to which the Corporation is a party or by which the Corporation or any of the Assets or the Business is bound or affected, except an agreement which involves or may reasonably be expected to involve the payment to or by the Corporation of less than $ 5,000 over the term of such agreement and is not otherwise material to the operation of the Business.

2 "Notices" means the notices required to be given to any Person under Applicable Law or pursuant to any contract or other obligation to which the Corporation is a party or by which the Corporation is bound or which is applicable to any of the Assets, in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated by this Agreement.

(37) "Officer" means an officer of the Corporation; and "Officers" means every officer.

(38) "OTCBB" means the OTC Bulletin Board administered by the National Association of Securities Dealers (US).

2 "Party" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; "Parties" means every Party.

2 "Person" is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

2 "Personal Property" means all machinery, equipment, furniture, motor vehicles and other chattels owned or leased by the Corporation (including those in possession of third parties).

2 "Purchase Price" has the meaning given in Section 2.2.

2 "Purchaser's Financial Statements" has the meaning given in Section 5.2(19).

2 "Receivables" means all accounts receivable, bills receivable, trade accounts, book debts and insurance claims of the Corporation together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits.

2 "Related to the Business" means used in, arising from, or relating to the Business.

2 "Shares" means all of the issued and outstanding shares of the Corporation.

2 "Target I" is defined as achieving gross revenues of $1 million dollars and gross margin on operations of at least $250K within the twelve month period beginning September 1, 2002

2 "Target II" is defined as achieving gross revenues of $1.4 million dollars and gross margin on operations of at least $500K and cumulative positive EBITDA of at least $60K during the twelve month period beginning September 1, 2002

2 "Tax Act" means the Income Tax Act (Canada)

2 "Taxes" means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers compensation premiums, together with any installments with respect thereto, and any interest, fines and penalties, imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

2 "Vendor's Solicitors" means Gowling Lafleur Henderson LLP.

1.2 Headings and Table of Contents. The division of this Agreement into Articles and Sections, the insertion of headings and the provision of any table of contents are not for convenience or reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Number and GenderNumber and Gender. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 Business DaysBusiness Days. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.5 Currency and Payment ObligationsCurrency and Payment Obligations. Except as otherwise expressly provided in this Agreement:

(1) all dollar amounts referred to in this Agreement are stated in Canadian Dollars; and

(2) any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds.

1.6 Statute ReferencesStatute References. Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.7 Section and Schedule ReferencesSection and Schedule References. Unless the context requires otherwise, references in this Agreement to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of this Agreement. The Exhibits and Schedules to this Agreement are as follows:

EXHIBITS

A Share Transfer Form

B Vendor's Bring-Down Certificate

C Vendor's Corporate Certificate

D Corporation's Corporate Certificate

E Confidentiality and Non-Competition Agreement

F Resignation of Director/Officer

G Vendor's Release

H Vendor's Undertaking

I Purchaser's Bring-Down Certificate

J Purchaser's Corporate Certificate

K Letter of Intent

SCHEDULES

5.1(6) Authorized Capital and Other Information concerning the Corporation

5.1(9) Corporation's Financial Information

5.1(10) Assets

5.1(11) Personal Property

5.1(12) Material Contracts

5.1(15) Intellectual Property

5.1(16) Data Processing

5.1(17) Licences and Permits

5.1(19) Bank Accounts

5.1(20) Consents and Approvals

5.1(21) Notices

5.1(24) Insurance

5.1(25) Employees

5.1(26) Customers and Suppliers

5.1(34) Undepreciated Capital Cost of Depreciable Capital Property

5.2(19) Purchaser's Financial Statements

ARTICLE 2 PURCHASE OF SHARES PURCHASE OF SHARES AND PRIVATE PLACEMENT

2.1 Agreement to Purchase and SellAgreement to Purchase and Sell. At the Closing Time, subject to the terms and conditions of this Agreement, the Vendor shall sell and the Purchaser shall purchase the Shares.

2.2 Amount of Purchase PriceAmount of Purchase Price. Subject to adjustments contemplated by Section 2.4 herein, the purchase price payable by the Purchaser to the Vendor for the Shares (the "Purchase Price") shall be $687,500 United States Dollars.

2.3 Payment of Purchase PricePayment of Purchase Price. Subject to adjustments contemplated by Section 2.4 herein, the Purchase Price shall be paid and satisfied through the issuance and delivery to the Vendor of 1,250,000 fully paid and non-assessable common shares in the capital of Carmina (the "Common Shares"). The first 650,000 shares will be issued and delivered on closing; a further 350,000 shares will be issued on closing and placed in escrow to be delivered within 30 days of the Corporation achieving performance Target I as defined in the Letter of Intent; the final 250,000 shares will be issued on closing and placed in escrow to be delivered within 30 days of the Corporation achieving performance Target II as defined in the Letter of Intent.

2.4 Adjustment of Purchase PricePayment of Purchase Price. The Purchase Price shall be adjusted downwards in the event that the performance of the Corporation in the year-end period ending August 31, 2003, fails to exceed the target thresholds as defined in the Letter of Intent. In the event that the Co rporation achieves Target II, as defined in the Letter of Intent, then a total of 1,250,000 shares will be issued and delivered for a total consideration of US $687,500.00. In the event that the Co rporation achieves only Target I, as defined in the Letter of Intent, then a total of 1,000,000 shares will be issued and delivered for a total consideration of US $550,000.00. In the event that the Co rporation achieves neither Target I nor II, as defined in the Letter of Intent, then a total of only 650,000 shares will be issued and delivered for a total consideration of US $357,500.00.

2.5 Restricted Shares. The Common Shares have not been qualified for distribution under the Securities Act of 1933 and will be subject to restrictions on resale pursuant to the rules and regulations under the said Act. The Purchaser will issue the Common Shares on closing. Upon the Common Shares becoming eligible for sale under an exemption or through qualification under the Act the Vendor agrees that it will restrict its sales of the Common Shares in the open market to a maximum of 20% of the Common Shares in any Calendar quarter and to provide the Purchaser with 30 days advance notice of any contemplated sale during which time the Purchaser shall have first right of refusal to purchase the Common Shares privately at a price based on the weighted average price of Common Shares traded on the open market over the preceding 30 days or, in the case of a contemplated private sale by meeting the price offered by the prospective purchaser.

2.6 Gross Margin. For the purposes of this transaction, "gross margin on operations" of the Corporation during the Earn-out Period shall be calculated as the gross revenue from sales minus the cost of those sales of the Business of the Corporation (as carried on by the Corporation at the present time) during such period in accordance with GAAP.

2.7 Merger or Amalgamation. In the event that the Corporation is merged or amalgamated with the Purchaser or any corporation affiliated with the Purchaser, or is sold by the Purchaser to any third party prior to the completion of the Earn-out Period, then the Vendor and Purchaser shall act in good faith to agree how adjustments to the purchase price shall be calculated. If there is no agreement or If it is no longer practical to calculate the gross margin contribution from the Corporation business, then the Purchaser shall pay out the full remaining value. If the Purchaser proposes an equivalent calculation then the Vendor's approval shall not be unreasonably withheld.

2.8 Payables. Any payables owing from the Corporation to Romeo Colacitti at closing shall be paid by the Corporation in monthly installments commencing October 31, 2002 . Each monthly installment shall be in the amount of the sum of $2,000.00 plus 5% of the monthly earnings before income tax, depreciation and amortization of the business of the Corporation for the preceding month. Any payables owing from the Corporation to its staff will be paid by the Corporation out of its available cash flow in three equal installments commencing October 31, 2002.

CLOSING ARRANGEMENTSCLOSING ARRANGEMENTS

ClosingClosing. The Closing shall take place at 3:00 p.m. on the Closing Date at the offices of the Corporation, or at such other time on the Closing Date or such other place as may be agreed in writing by the Vendor and the Purchaser.

 Vendor's Closing DeliveriesVendor's Closing Deliveries. At the Closing, the Vendor shall deliver or cause to be delivered to the Purchaser the following documents:

 the certificate or certificates representing the Shares;

 an assignment of the Shares in the form of Exhibit A, duly executed by the Vendor the minute books and share certificate books of the Corporation;

 a certificate of the President or other senior officer of the Vendor dated as of the Closing Date in the form of Exhibit B;

 a certificate of an Officer of the Vendor in the form of Exhibit C;

 a certificate of an Officer of the Corporation in the form of Exhibit D;

 subject to subsection 3.2(12), evidence in form satisfactory to the Purchaser that the Consents and Approvals have been obtained;

 a non-competition agreement substantially in the form of Exhibit E, duly executed by the Vendor;

 an opinion of the Vendor's Solicitors addressed to the Purchaser in a form acceptable to the addressee;

 the written resignation of each Director and Officer and a release of all claims against the Corporation in the form of Exhibit F;

 a release of claims against the Corporation in the form of Exhibit G duly executed by the Vendor;

 to the extent all Consents and Approvals have not been obtained, an undertaking in the form of Exhibit H;

 all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Purchaser to complete the transactions provided for in this Agreement.

 Purchaser's Closing DeliveriesPurchaser's Closing Deliveries. At the Closing, the Purchaser shall deliver or cause to be delivered to the Vendor the following documents and payments:

 a certificate of the President or other senior officer of the Purchaser dated as of the Closing Date in the form of Exhibit I;

 a certificate of an Officer of the Purchaser in the form of Exhibit J;

 the Purchase Price, being the share certificates representing the Common Shares issuable pursuant to Section 2.3, together with covering letter addressed to Vendor's solicitor covering terms of escrow relative to certificates for 350,000 and 250,000 shares;

 certificate of the CEO and CFO of Carmina that Carmina is not in default in its filings with the Securities Exchange Commission;

 all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Vendor to complete the transactions provided for in this Agreement.

 a certificate of status, compliance, good standing or like certificate with respect to each of the Purchaser and Carmina issued by appropriate government officials of the jurisdiction of its incorporation

 NoticesNotices. On the Closing Date, the Vendor shall deliver the Notices to the Persons to whom they are addressed.

CONDITIONS OF CLOSINGCONDITIONS OF CLOSING

 Purchaser's ConditionsPurchaser's Conditions. The Purchaser shall not be obliged to complete the purchase and sale of the Shares pursuant to this Agreement unless, at or before the Closing Time, each of the following conditions has been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Purchaser and may be waived, in whole or in part, in writing by the Purchaser at any time; and the Vendor agrees with the Purchaser to take all such actions, steps and proceedings within its reasonable control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Time:

 Representations and WarrantiesRepresentations and Warranties. The representations and warranties of the Vendor in Section 5.1 shall be true and correct at the Closing.

 Vendor's ComplianceVendor's Compliance. The Vendor shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before Closing and shall have executed and delivered or caused to have been executed and delivered to the Purchaser at the Closing all the documents contemplated in Section 3.2 or elsewhere in this Agreement.

 Due Diligence InvestigationDue Diligence Investigation. As a result of its investigations carried out pursuant to Section 8.1 the Purchaser shall have confirmed or verified to its satisfaction, acting reasonably, the truth and accuracy of the information provided to the Purchaser by the Vendor in respect of the Corporation, the Business and the Assets.

 Material Adverse ChangeMaterial Adverse Change. During the Interim Period, there shall have been no Material Adverse Change.

 No LitigationNo Litigation. There shall be no litigation or proceedings:

 pending or threatened against the Vendor or the Corporation or against any of their respective Affiliates or any of their respective directors or officers, or involving the assets or properties of any of them, for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated hereby or otherwise claiming that such completion is improper; or

 pending or threatened against the Vendor or the Corporation or against any of their respective Affiliates or any of their respective directors or officers which, if decided adversely, would adversely affect the right of the Purchaser to acquire or retain the Shares, or which, in the judgment of the Purchaser, acting reasonably, would make the completion of the transactions contemplated by this Agreement inadvisable.

Consents and ApprovalsConsents and Approvals. All the Consents and Approvals have been obtained or, to the extent that any Consents and Approvals have not been obtained, the Vendor shall deliver the undertaking referred to in subsection 3.2(12).

Condition not FulfilledCondition not Fulfilled. If any condition in Section 4.1 has not been fulfilled at or before the Closing Time, then the Purchaser in its sole discretion may, without limiting any rights or remedies available to the Purchaser at law or in equity (subject to Section 4.5), either:

terminate this Agreement by notice to the Vendor, in which event the Purchaser shall be released from its obligations under this Agreement to complete the purchase of the Shares; or

waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfillment of any other condition.

Vendor's ConditionsVendor's Conditions. The Vendor shall not be obliged to complete the transactions contemplated by this Agreement unless, at or before the Closing Time, each of the following conditions has been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Vendor, and may be waived, in whole or in part, in writing by the Vendor at any time; and the Purchaser agrees with the Vendor to take all such actions, steps and proceedings within the Purchaser's reasonable control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Time:

Representations and WarrantiesRepresentations and Warranties. The representations and warranties of the Purchaser in Section 5.2 shall be true and correct at the Closing.

Purchaser's CompliancePurchaser's Compliance. The Purchaser shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed by or complied with at or before the Closing Time and shall have executed and delivered or caused to have been executed and delivered to the Vendor at the Closing Time all the documents contemplated in Section 2.3 or elsewhere in this Agreement.

Due Diligence InvestigationDue Diligence Investigation. As a result of its investigations carried out pursuant to Section 8.1 the Vendor shall have confirmed or verified to its satisfaction, acting reasonably, the truth and accuracy of the information provided to the Vendor by the Purchaser in respect of the Purchaser's business.

Material Adverse ChangeMaterial Adverse Change. During the Interim Period, there shall have been no Material Adverse Change other than as previously disclosed by the Purchaser.

No LitigationNo Litigation. There shall be no litigation or proceedings:

pending or threatened against the Purchaser or against any of its Affiliates or any of its directors or officers, or involving the assets or properties of any of them, for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated hereby or otherwise claiming that such completion is improper; or

pending or threatened against the Purchaser or against any of its Affiliates or any of its directors or officers which, if decided adversely, would adversely affect the right of the Vendor to be paid Purchase Price, or which, in the judgment of the Vendor, acting reasonably, would make the completion of the transactions contemplated by this Agreement inadvisable.

Condition not FulfilledCondition not Fulfilled. If any condition in Section 4.3 shall not have been fulfilled at or before the Closing Time, then the Vendor in its sole discretion may, without limiting any rights or remedies available to the Vendor at law or in equity (subject to Section 4.5), either:

terminate this Agreement by notice to the Purchaser in which event the Vendor shall be released from all obligations under this Agreement; or

waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfillment of any other condition.

Damages due to BreachDamages due to Breach. Each of the Parties agree and acknowledge that both parties will incur expenses in the conduct of due diligence during the Interim Period and, accordingly, that a breach by one Party of its binding obligations under the Letter of Intent from the Purchaser and Carmina to the Vendor dated August 26, 2002, shall result in payment to the non-breaching Party of $5000.00 as a genuine pre-estimate of liquidated damages.

REPRESENTATIONS, WARRANTIES AND COVENANTS REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations, Warranties and Covenants of the VendorRepresentations, Warranties and Covenants of the Vendor. As a material inducement to the Purchaser's entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Purchaser is entering into this Agreement in reliance upon the representations, warranties and covenants of the Vendor set out in this Section 5.1, the Vendor represents, warrants and covenants to the Purchaser as follows:

Incorporation of VendorIncorporation of Vendor. The Vendor is a corporation duly incorporated under the laws of the jurisdiction of its incorporation and is duly organized, validly subsisting and in good standing under such laws. The Vendor has the corporate power and authority and is qualified to own and dispose of the Shares. No act or proceeding has been taken by or against the Vendor in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization or the Vendor.

Authorization by the VendorAuthorization by the Vendor. The Vendor has all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Vendor and its shareholders.

Enforceability of Vendor's ObligationsEnforceability of Vendor's Obligations. This Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. The Vendor is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) and will not become an insolvent person as a result of the Closing.

The Vendor is a non-resident of Canada within the meaning of section 116 of the Income Tax Act (Canada).

Ownership of SharesOwnership of Shares. The Vendor is, and at the Closing Time will be, the registered and beneficial holder of the Shares with good and marketable title thereto, free and clear of all Liens. No person other than the Purchaser has any agreement, option, right or privilege capable of becoming an agreement for the purchase from the Vendor of any of the Shares.

Organization of the CorporationOrganization of the Corporation. The information set out in Schedule 5.1(6) concerning the name and jurisdiction of incorporation, the authorized, issued and outstanding shares and the directors and officers of the Corporation is true and complete. The Corporation is incorporated and validly subsisting under the laws of its jurisdiction of incorporation. The Corporation is licensed or qualified to do business under the laws of the jurisdictions specified in Schedule 5.1(6) and neither the character nor the location of the properties owned by the Corporation nor the nature of the business conducted by it requires licensing or qualification under the laws of any other jurisdiction. The Corporation has full corporate power to carry on its business and to own and operate its assets, properties and business as now carried on and owned and operated. There are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any Person to purchase or otherwise acquire any shares or other securities of the Corporation including, without limitation, any securities convertible into or exchangeable or exercisable for shares or other securities of the Corporation.

Corporate RecordsCorporate Records. The minute books of the Corporation contain true, correct and complete copies of its articles, its by-laws, the minutes of every meeting of its board of directors and every committee thereof and of its shareholders and every written resolution of its directors and shareholders. The share certificate book, register of shareholders, register of transfers and register of directors and officers of the Corporation are complete and accurate in all material respects.

BankruptcyBankruptcy. The Corporation is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) nor has it made an assignment in favor of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor, to its knowledge has any petition for a receiving order presented in respect of it. The Corporation has not initiated proceedings with respect to a compromise or arrangement with its creditors or for winding up, liquidation or dissolution. No receiver has been appointed in respect of the Corporation or any of the Assets and no execution or distress has been levied upon any of the Assets.

Corporation's Financial InformationCorporation's Financial Information. The Vendor has furnished the Purchaser with the annual audited financial statements of the Corporation for the fiscal year ended Dec 31, 2001, the interim audited financial statements for the period from January 1, 2002 to August 31, 2002 and other financial information concerning the Business and the Corporation, (collectively, the "Corporation's Financial Information"), true and complete copies of which are annexed as Schedule 5.1(9). Except as disclosed to the Purchaser, the Corporations Financial Statements have been prepared in accordance with GAAP. The balance sheets contained in such Corporation's Financial Statements fairly present the financial position of the Corporation as of their respective dates and the statements of earnings and retained earnings contained in the Corporation's Financial Statements fairly present the results of operations for the periods indicated. The financial information concerning the Corporation provided to the Purchaser accurately presents the financial position of the Corporation. The Corporation's auditor is , Chartered Accountants and the Corporation consents to the continued use by the Purchaser of BDO Dunwoody LLP, Chartered Accountants, as auditor for the Purchaser.

Title to AssetsTitle to Assets. The Corporation has good and marketable title to all the Assets, free and clear of any and all Liens. All other things being equal, the Assets are sufficient to permit the continued operation of the Business in substantially the same manner as conducted in the year ended on the date of this Agreement. Schedule 5.1(10) sets out a complete and accurate list of the Assets. Other than this Agreement and the Asset Purchase Agreement, there is no agreement, option or other right or privilege outstanding in favor of any Person for the purchase from the Vendor of the Business or of any of the Assets out of the ordinary course of business.

Personal PropertyPersonal Property. Schedule 5.1(11) lists each item of Personal Property which had a book value in the accounting records of the Corporation of more than $500 or is otherwise material to the Business. All Personal Property is in good operating condition and repair, ordinary wear and tear excepted.

Material ContractsMaterial Contracts. Schedule 5.1(12) lists all the Material Contracts. The Corporation has not received notice of any default, and the Corporation is not in default, under any Material Contract and there has not occurred any event which, with a lapse of time or giving of notice, or both, would constitute a default under any Material Contract by the Corporation or any other party to the Material Contract. Each Material Contract is in full force and effect, unamended by written or oral agreement, and the Corporation is entitled to the full benefit and advantage of each Material Contract in accordance with the terms of each Material Contract. Each Material Contract is in good standing and there has not been any default by any party under any Material Contract nor any dispute between the Corporation and any party under any Material Contract.

ReceivablesReceivables. The Receivables are valid obligations which arose in the ordinary course of business and are collectable and there is no reason to believe that they will not be collected in the ordinary course of business, in the aggregate, at their full face value.

InventoryInventory. The Inventory consists of items of a quality and quantity usable and saleable in the ordinary course of business. All items included in the Inventory are owned by the Corporation. No items included in the Inventory are held by the Corporation on consignment from others or have been pledged as collateral.

Intellectual PropertyIntellectual Property.

Schedule 5.1(15)(A) lists the Intellectual Property. The Intellectual Property, and all registrations of the Intellectual Property are valid and subsisting. All of the registrations and applications for registration of the Intellectual Property are in good standing and are recorded in the name of the Corporation or the Vendor. No application for registration of any of the Intellectual Property has been rejected.

Except as disclosed in Schedule 5.1(15)(A), the Corporation is the first and only owner of the Intellectual Property and is entitled to the exclusive and uninterrupted use of the Intellectual Property without payment of any royalty or other fees. No shareholder, officer, director or employee of the Corporation or any third party has any right, title or interest in any of the Intellectual Property and all such persons have waived their moral rights in any copyright works within the Intellectual Property. The Corporation has diligently protected its legal rights to the exclusive use of the Intellectual Property.

Schedule 5.1(15)(B) lists current litigation relating to the Intellectual Property.

All employees of the Vendor and the Employees have agreed to maintain the confidentiality of confidential Intellectual Property.

All of the Corporation's permissions and licenses to use the industrial or intellectual property of other Persons are disclosed in Schedules 5.1(15)(C), 5.1(16) or 5.1(17). The Corporation has not permitted or licensed any Person to use any of the Intellectual Property except as disclosed in Schedule 5.1(15)(D). All licences referred to in Schedules 5.1(15)(B) and 5.1(15)(C) are in full force and effect and neither the Corporation nor the other party is in default of its obligations.

To the best knowledge of the Vendor, after due enquiry, no person has challenged the validity of any registrations for the Intellectual Property or the Corporation's rights to any of the Intellectual Property.

To the best knowledge of the Vendor, after due enquiry, neither the use of the Intellectual Property nor the conduct of the Business has infringed or currently infringes upon the industrial or intellectual property rights of any other Person. Neither the use of the Intellectual Property nor the conduct of the Business requires the payment of any royalty to any other Person other than as disclosed in the Schedules.

To the best knowledge of the Vendor, after due enquiry, no other Person has infringed the Corporation's rights to the Intellectual Property, except as set out in Schedule 5.1(15)(B).

To the best knowledge of the Vendor, after due enquiry, there is no governmental prohibition or restriction on the use of the Intellectual Property.

Data ProcessingData Processing. Schedule 5.1(16) sets out:

a brief description of the Data Processing System; and

a list of all agreements including warranties, leases and licenses relating to the Data Processing System.

The Data Processing System adequately meets the data processing needs of the Business and operations of the Corporation as presently conducted. The Corporation has taken appropriate action by instruction, agreement or otherwise with its Employees or other persons permitted access to system application programs and data files used in the Data Processing System to protect against unauthorized access, use, copying, modification, theft and destruction of such programs and files. The data processing and data storage facilities of the Corporation are adequate and properly protected. The Corporation has arranged for back-up data processing services adequate to meet its data processing needs in the event the Data Processing System or any of its components is rendered temporarily or permanently inoperative as a result of a natural or other disaster.

Licenses and PermitsLicences and Permits. Schedule 5.1(17) lists or refers to all the Licenses and Permits and identifies the ones that by their terms are not transferable. The Corporation holds, free and clear of any and all Liens, all Licenses and Permits. All Licenses and Permits are in full force and effect and the Corporation is not in violation of any term or provision or requirement of any such Licenses and Permits, and no Person has threatened to revoke, amend or impose any condition in respect of, or commenced proceedings to revoke, amend or impose conditions in respect of, any License or Permit.

Undisclosed LiabilitiesUndisclosed Liabilities. The Corporation does not have any Liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed in the Vendor's Financial Information or referred to or disclosed herein, other than Liabilities, obligations and indebtedness (i) incurred in the normal course of business; and (ii) which do not exceed $5,000 in the aggregate.

Bank AccountsBank Accounts. Schedule 5.1(19) lists:

the name of each bank, trust company and other financial institution in which the Corporation holds accounts or safety deposit boxes and the names of every Person authorized to draw thereon or to have access thereto; and

the name of each Person holding a general or special power of attorney from the Corporation and a summary of the terms thereof.

Consents and ApprovalsConsents and Approvals. All the Consents and Approvals are listed in Schedule 5.1(20). Except for the Consents and Approvals, no consent or approval of any Person is required in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or to permit the Corporation to carry on the Business after the Closing as the Business is currently carried on by the Corporation.

NoticesNotices. All the Notices are listed in Schedule 5.1(21). Except for the Notices, no notice is required to be delivered to any Person on behalf of the Vendor or the Corporation in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or to permit the Corporation to carry on the Business after the Closing as the Business is currently carried on by the Corporation.

Absence of Conflicting AgreementsAbsence of Conflicting Agreements. The execution, delivery and performance of this Agreement by the Vendor and the completion (with any required Consents and Approvals and Notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of the Vendor or of the Corporation or of any Contract or License or Permit;

an event which, pursuant to the terms of any Contract or License or Permit, causes any right or interest of the Corporation to come to an end or be amended in any way that is detrimental to the Business or entitles any other Person to terminate or amend any such right or interest;

the creation or imposition of any Lien on any Asset; or

the violation of any Applicable Law applicable to or affecting the Vendor or the Corporation.

LitigationLitigation. There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or threatened by or against the Corporation or affecting the Business or the operation or capital of the Corporation or the transactions contemplated by this Agreement; and, there is no factual or legal basis which could reasonably give rise to any such action, suit, proceeding, claim, application, complaint or investigation.

InsuranceInsurance. Particulars of the policies of insurance maintained by the Corporation at the date of this Agreement are set out in Schedule 5.1(24). All such policies are in full force and effect and the Corporation is not in default, whether as to the payment of premium or otherwise, under the terms of such policies.

Employment ContractsEmployment Contracts. Schedule 5.1(25) lists all the Employees as of the date of this Agreement and the job title, length of service, compensation and benefits of each of them, respectively. None of the Employees are now on disability, maternity or other authorized leave or are receiving workers' compensation or short-term or long-term disability benefits.

Customers and SuppliersCustomers and Suppliers. Schedule 5.1(26) lists all of the customers each representing more than 5% of sales for the Business and all of the suppliers that each provide more than 5% of the purchases made by the Business. The Vendor will provide the Purchaser with access to the Data Processing System of the Vendor, which Data Processing System contains a complete and accurate record of all customers and suppliers of the Business for the past three (3) years. The Vendor is not aware of, nor has it received notice of, any intention on the part of any such customer or supplier to cease doing business with the Corporation or to modify or change in any material manner any existing arrangement with the Corporation for the purchase or supply of any products or services. The relationships of the Corporation with each of its principal suppliers, shippers and customers are satisfactory, and there are no unresolved disputes with any such supplier, shipper or customer.

Product WarrantiesProduct Warranties. There are no claims against the Corporation on account of product warranties or with respect to the production or sale of defective or inferior products.

Affiliated TransactionsAffiliated Transactions. The Corporation is not liable in respect of advances, loans, guarantees to or on behalf of any shareholder, officer, director, Employee or Affiliate of the Corporation or any other Person with whom the Corporation does not deal at arm's length.

Intercompany ServicesIntercompany Services. Except for accounting, marketing and executive management services, there are no material intercompany services provided to the Corporation by the Vendor or by any Affiliate of the Vendor other than the Corporation.

Tax FilingsTax Filings. The Vendor and the Corporation have prepared and filed on time with all appropriate governmental bodies all tax returns, declarations, remittances, information returns, reports and other documents of every nature required to be filed by or on behalf of the Vendor and the Corporation in respect of any Taxes or in respect of any other provision in any domestic or foreign federal, provincial, municipal, state, territorial or other taxing statute for all fiscal periods ending prior to the date hereof and will continue to do so in respect of any fiscal period ending on or before the Closing Date. All such returns, declarations, remittances, information returns, reports and other documents are correct and complete in all material respects, and no material fact has been omitted therefrom. No extension of time in which to file any such returns, declarations, remittances, information returns, reports or other documents is in effect. All Taxes shown on all such returns, or on any assessments or reassessments in respect of any such returns have been paid in full.

Taxes PaidTaxes Paid. The Vendor and the Corporation have paid in full all Taxes required to be paid on or prior to the date hereof and have made adequate provision in their financial statements in accordance with GAAP for the payment of all Taxes in respect of all fiscal periods ending on or before the Closing Date.

Reassessments of TaxesReassessments of Taxes. There are no reassessments of the Corporation's Taxes that have been issued and are outstanding and there are no outstanding issues which have been raised and communicated to the Vendor or the Corporation by any governmental body for any taxation year in respect of which a Tax return of the Vendor or the Corporation has been audited. No governmental body has challenged, disputed or questioned the Vendor of the Corporation in respect of Taxes or of any returns, filings or other reports filed under any statute providing for Taxes. Neither the Vendor nor the Corporation is negotiating any assessment or reassessment with any governmental body. The Vendor is not aware of any contingent liabilities for Taxes or any grounds for an assessment or reassessment of the Vendor or the Corporation, including, without limitation, unreported benefits conferred on any shareholder of the Vendor or the Corporation, aggressive treatment of income, expenses, credits or other claims for deduction under any return or notice other than as disclosed in the Vendor's Financial Information. Neither the Corporation nor the Vendor has received any indication from any governmental body that an assessment or reassessment of the Vendor or the Corporation is proposed in respect of any Taxes, regardless of its merits. Neither the Vendor nor the Corporation has executed or filed with any governmental body any agreement or waiver extending the period for assessment, reassessment or collection of any Taxes.

Withholdings and RemittancesWithholdings and Remittances. The Vendor and the Corporation have withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by law to be withheld, and furthermore, have remitted such withheld amounts within the prescribed periods to the appropriate governmental body. The Vendor and the Corporation have remitted all Canada Pension Plan contributions, provincial pension plan contributions, unemployment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees and have remitted such amounts to the proper governmental body within the time required under the applicable legislation. The Vendor and the Corporation have charged, collected and remitted on a timely basis all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Corporation.

Depreciable PropertyDepreciable Property. At the Closing Date, for purposes of the Income Tax Act (Canada), the Corporation will own depreciable property of the prescribed classes and having undepreciated capital costs as set out in Schedule 5.1(34).

Capital GainsCapital Gains. The Corporation will not at any time be deemed to have a capital gain pursuant to the Income Tax Act (Canada) as a result of any transaction or event taking place in any taxation year ending on or before the Closing Date.

Absence of Certain Changes or EventsAbsence of Certain Changes or Events. Since the date of the Vendor's Financial Information, the Corporation has not:

suffered any Material Adverse Change;

amended its articles;

declared or made any payment of any dividend or other distribution in respect of its shares and has not redeemed, purchased or otherwise acquired any shares;

issued or sold any shares or other securities or issued, sold or granted any option, warranty or right to purchase any shares or other securities;

disposed of any of the Assets reflected on the balance sheet forming part of the Vendor's Financial Information, except sales of Assets in the normal course of business;

changed any accounting or costing systems or methods in any material respect;

suffered any extraordinary loss or cancelled or waived any debt, claim or other right;

incurred or assumed any Liabilities, obligations or indebtedness (whether accrued, absolute, contingent or otherwise), except unsecured current Liabilities, obligations and indebtedness incurred in the normal course of business;

made or granted any bonus, increased the compensation paid (other than for normal merit and cost of living increases) or made loans or advances to any Director, Officer or Employee;

mortgaged, pledged, granted a security interest in or otherwise encumbered any of the Assets, except in the normal course of the business and in amounts which, individually and in the aggregate are not material to the financial condition of the Corporation or operation of the Business;

entered into any Material Contract or any other transaction that was not in the normal course of the business; or

terminated, cancelled or modified in any material respect or received notice or a request for termination, cancellation or modification in any material respect of any Material Contract, except as noted in subsection 5.1(12).

Common SharesCommon Shares. The Vendor covenants that following receipt of the Common Shares at Closing, it will not effect a dividend in specie of the Common Shares or any other transaction which would result in the Common Shares being free of trading restrictions prior to the end of the hold period imposed by applicable securities legislation.

Full DisclosureFull Disclosure. None of the foregoing representations and warranties and no document furnished by or on behalf of the Vendor to the Purchaser in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Shares seeking full information as to the Corporation and its properties, businesses and affairs. Except for those matters disclosed in this Agreement, there are no facts not disclosed in this Agreement which, if learned by the Purchaser, might reasonably be expected to materially diminish the Purchaser's evaluation of the value of the Shares or which, if learned by the Purchaser, might reasonably be expected to deter the Purchaser from completing the transactions contemplated by this Agreement on the terms of this Agreement.

Representations, Warranties and Covenants of the Purchaser and CarminaRepresentations, Warranties and Covenants of the Purchaser. As a material inducement to the Vendor's entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Vendor is entering into this Agreement in reliance upon the representations, warranties and covenants of the Purchaser and Carmina set out in this Section 5.2, the Purchaser and Carmina represent, warrant and covenant to the Vendor as follows:

Incorporation and PowerIncorporation and Power. Each of the Purchaser and Carmina is a corporation duly incorporated under the laws of the jurisdiction of its incorporation and is duly organized, validly subsisting and in good standing under such laws.

Due AuthorizationDue Authorization. The Purchaser and Carmina each have all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Purchaser and Carmina and do not (or would not without the giving of notice, lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under (i) any charter, by-law in tryst deed instruments of the Purchaser or Carmina as applicable; (ii) any contracts or instruments to which the Purchaser or Carmina is a party or by which the Purchaser or Carmina is bound; or (iii) under any Applicable Law.

Enforceability of ObligationsEnforceability of Obligations. This Agreement constitutes a valid and binding obligation of the Purchaser and Carmina enforceable against the Purchaser and Carmina in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

Title to AssetsTitle to Assets. Each of the Purchaser and Carmina has good and marketable title to its assets, free and clear of any and all Liens, except as disclosed to the Vendor.

Undisclosed LiabilitiesUndisclosed Liabilities. The Purchaser and Carmina do not have any Liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed in Carmina's Financial Statements or referred to or disclosed herein, other than Liabilities, obligations and indebtedness (i) incurred in the normal course of business; and (ii) which do not exceed $5,000 in the aggregate.

Absence of Conflicting AgreementsAbsence of Conflicting Agreements. The execution, delivery and performance of this Agreement by the Purchaser and Carmina and the completion of transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of the Purchaser or Carmina;

an event which, pursuant to the terms of any agreement to which the Purchaser or Carmina is a party, causes any right or interest of the Purchaser or Carmina to come to an end or be amended in any way that is detrimental to the business of the Purchaser or Carmina or entitles any other Person to terminate or amend any such right or interest; or

 the violation of any Applicable Law applicable to or affecting the Purchaser or Carmina or the business of the Purchaser or Carmina.

 LitigationLitigation. Except as disclosed to the Vendor, there is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or threatened by or against the Purchaser or Carmina related to its business or affecting the transactions contemplated by this Agreement; and, there is no factual or legal basis which could reasonably give rise to any such action, suit, proceeding, claim, application, complaint or investigation.

 InsuranceInsurance. The Purchaser and Carmina maintain directors' and officers' liability insurance which insurance is in full force and effect and neither the Purchaser nor Carmina is in default, whether as to the payment of premium or otherwise, under the terms of such insurance.

 Residence of PurchaserResidence of Purchaser. The Purchaser is not a non-resident of Canada within the meaning of section 116 of the Income Tax Act (Canada).

 Public ListingPublic Listing. The issued and outstanding Common Shares of Carmina are listed and posted for trading on the OTCBB.

 Reporting IssuerReporting Issuer. Carmina is registered with the Securities Exchange Commission and is not in default in its filings with the Commission.

 Share CapitalShare Capital. The share capital of Carmina consists of 40,000,000 shares of no par value common stock, of which 22,037,300 shares are issued and outstanding as at the date hereof, and 10,000,000 shares of no par value preferred stock, of which none are issued and outstanding as at the date hereof.

 Shareholder Agreement. To the best knowledge of Carmina, no shareholder, pooling or other agreement exists respecting the voting of the Common Shares of Carmina.

 Securities AuthoritiesSecurities Authorities. No securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of Carmina, Carmina is not in default of any material requirement of applicable securities legislation and, subject to the representations of the Vendor in this agreement being true, Carmina is entitled to avail itself of the applicable prospectus exemptions available under the Securities Exchange Act in respect of the trade in its securities to the Vendor as contemplated by this Agreement. Upon Closing, Carmina shall prepare and file a Form 8-K with the Securities Exchange Commission reporting the transaction in accordance with the SEC regulations.

(15) Issuance of Common SharesIssuance of Common Shares. The issuance of the Common Shares has been duly authorized by Carmina and such Common Shares, when issued, shall be duly issued at Closing as fully paid and non-assessable Common Shares in the capital of Carmina and will not breach any Applicable Law and will not constitute an event of default under any instrument or agreement to which Carmina is now a party, nor will such issuance constitute a violation or result in the suspension or revocation of any licenses or permits held by Carmina or the Purchaser. ~~.~~

 EntitlementsEntitlements. No person, except the Vendor pursuant to the provisions of this Agreement, has any agreement, privilege, warrant, convertible security or option or any right capable of being an agreement for the purchase of any Common Shares of Carmina, except pursuant to stock options granted to directors, employees and consultants of Carmina to acquire an aggregate of 1,715,000 Common Shares.

 Corporate RecordsCorporate Records. The corporate records and minute book of Carmina are complete and true and correct in all material respects and the minute book contains copies of minutes of all meetings of the directors, committees of directors and shareholders of Carmina and of all written resolutions of such directors, committees and shareholders.

 Bankruptcy. Neither the Purchaser nor Carmina has not made an assignment in favor of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor, to the best of its knowledge has, any petition for a receiving order presented in respect of it. Neither the Purchaser nor Carmina has initiated proceedings with respect to a compromise or arrangement with its creditors or for winding up, liquidation or dissolution. No receiver has been appointed in respect of the Purchaser or Carmina and no execution or distress has been levied upon the Purchaser or Carmina.

Carmina's Financial StatementsPurchaser's Financial Statements. Carmina has furnished the Vendor with the annual audited financial statements of Carmina for the fiscal year ended December 31, 2001, and the interim reviewed financial statements of the Purchaser for the quarter ended June 30, 2002, (collectively, "Carmina's Financial Statements"), true and complete copies of which are annexed as Schedule 5.2(19). Carmina's Financial Statements have been prepared in accordance with US GAAP. The balance sheets contained in such Financial Statements fairly present the financial position of Carmina as of its dates and the statements of earnings and retained earnings contained in Carmina's Financial Statements fairly present the results of operations for the periods indicated. Carmina's auditor is BDO Dunwoody LLP, Chartered Accountants and consents to the continued use by WWO of BDO Dunwoody LLP, Chartered Accountants, as auditors for WWO.

Absence of Certain Changes or EventsAbsence of Certain Changes or Events. Since the date of Carmina's Financial Statements, and other than as disclosed to the Vendor, Carmina has not:

suffered any Material Adverse Change;

amended its articles;

declared or made any payment of any dividend or other distribution in respect of its shares and has not redeemed, purchased or otherwise acquired any shares;

issued or sold any shares or other securities or issued, sold or granted any option, warranty or right to purchase any shares or other securities;

disposed of any of the assets reflected on the balance sheet forming part of Carmina's Financial Statements, except sales of assets in the normal course of business;

changed any accounting or costing systems or methods in any material respect;

suffered any extraordinary loss or cancelled or waived any debt, claim or other right;

incurred or assumed any Liabilities, obligations or indebtedness (whether accrued, absolute, contingent or otherwise), except unsecured current Liabilities, obligations and indebtedness incurred in the normal course of business;

made or granted any bonus, increased the compensation paid (other than for normal merit and cost of living increases) or made loans or advances to any director, officer or employee;

mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets, except in the normal course of the business and in amounts which, individually and in the aggregate are not material to the financial condition of the Purchaser or operation of its business;

entered into any Material Contract or any other transaction that was not in the normal course of the business; or

terminated, cancelled or modified in any material respect or received notice or a request for termination, cancellation or modification in any material respect of any Material Contract.

Nominee DirectorNominee Director. Carmina covenants, as soon as possible following the achievement of Target 1, to arrange for the appointment of one nominee of the Vendor to the board of directors of Carmina.

Finder's Fee. No finder's fee is payable by the Purchaser or Carmina in respect of the transactions contemplated herein.

Full DisclosureFull Disclosure. None of the foregoing representations and warranties and no document furnished by or on behalf of the Purchaser or Carmina to the Vendor in connection with the negotiation of the transactions contemplated by this Agreement , or in any publicly filed document, contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective shareholder seeking full information as to Carmina and its properties, businesses and affairs. Except for those matters disclosed in this Agreement, there are no facts related to the business of Carmina not disclosed in this Agreement which, if learned by the Vendor, might reasonably be expected to materially diminish the Vendor's evaluation of the worth or profitability of Carmina or which, if learned by the Vendor, might reasonably be expected to deter the Vendor from completing the transactions contemplated by this Agreement on the terms of this Agreement.

Survival of Representations, Warranties and CovenantsSurvival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Vendor and the Purchaser contained in Section 5.1 and 5.2 respectively and any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of 3 years from the Closing Date, but there shall be no time limit on the representations and warranties of the Parties set out in Section 5.1 and 5.2 which relate to incorporation, due authorization of this Agreement, enforceability of the Parties obligations hereunder, tax matters or the title of any Person to any property (whether real, personal, tangible or intangible).

EMPLOYEESEMPLOYEES

6.1 All WWO employees will continue as WWO employees after closing under the same terms and conditions as before closing.

INDEMNIFICATIONINDEMNIFICATION

 Indemnity by the VendorIndemnity by the Vendor. The Vendor shall indemnify and hold the Purchaser and Carmina, their directors, officers, employees, agents and representatives harmless in respect of any claim, demand, action, cause of action, damage, loss, cost, liability or expense (including legal fees on a solicitor-client basis), which either may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

 any inaccuracy in or breach of any representation, warranty or covenant of the Vendor contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; or

 any breach of or any non-fulfillment of any covenant or agreement on the part of the Vendor under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.

 Indemnity by CarminaIndemnity by the Purchaser. Carmina shall indemnify and hold the Vendor, its directors, officers, employees, agents and representatives harmless in respect of any claim, demand, action, cause of action, damage, loss, cost, liability or expense (including legal fees on a solicitor-client basis) which it may suffer or incur directly or indirectly as a result of in respect of or arising out of:

 any inaccuracy in or breach of any representation, warranty or covenant of the Purchaser or Carmina contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; or

 any breach of or any non-fulfillment of any covenant or agreement on the part of the Purchaser or Carmina under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.

INTERIM PERIODINTERIM PERIOD

 InvestigationInvestigation. Until the Closing, the Parties and their representatives and advisers shall be permitted to make such investigations, inspections, surveys or tests of the properties and assets of the other Party and their financial and legal condition as each Party deems necessary or desirable to familiarize itself with such properties, assets and other matters. Without limiting the generality of the foregoing, the Parties shall, during normal business hours, be permitted complete access to all documents relating to information scheduled or required to be disclosed under this Agreement, the employees, premises, books, minute books, contracts, documents, data, surveys, inspection reports, records regarding suppliers, customers and regulators, any other reports prepared by advisers and other records of the other Party. Any such investigations, inspections, surveys or tests shall not, however, affect or mitigate the representations and warranties of the Parties under this Agreement which shall continue in full force and effect as provided under this Agreement.

 ConfidentialityConfidentiality.

 Each Party shall hold in strictest confidence and not use in any manner, other than as expressly contemplated by this Agreement, any Confidential Information (as defined below) of another Party.

 Section 8.2(1) shall not apply to the disclosure of any Confidential Information where such disclosure is required by Applicable Law. In that case, the Party required to disclose shall, as soon as possible in the circumstances, inform the other Party of the contents of the disclosure proposal to be made and will use its reasonable efforts to obtain the other Party's approval for the required disclosure, which approval may not be unreasonably withheld.

 Following the termination of this Agreement in accordance with the provisions of either of Sections 4.2 or 4.4, each Party shall promptly, upon a request from the other Party, return to the requesting Party all copies of any tangible items (other than this Agreement), if any, which are or which contain Confidential Information of the requesting Party.

 For the purposes of this Section 8.2:

 "Confidential Information" of a Party at any time means all information relating to such Party's business (including business plans, way of doing business, business results and prospects and customer lists) which, at the time, is of a confidential nature (whether or not specifically identified as confidential) and is known or should be known by the other Party as being confidential, and has been or is from time to time made known to or is otherwise learned by the other Party as a result of the matters provided for in this Agreement,

including the following information:

 the terms of this Agreement;

 a Party's proprietary software; and

 a Party's business records,

but not including any information that at such time:

 has become generally available to the public other than as a result of a disclosure by the other Party;

 was available to the other Party on a non-confidential basis before the date of this Agreement; or

 becomes available to the other Party on a non-confidential basis from a Person other than the first-mentioned Party who is not, to the knowledge of such other Party, otherwise bound by confidentiality obligations to such first-mentioned Party in respect of such information or otherwise prohibited from transmitting the information to the other Party; and

 Risk of LossRisk of Loss. Until the Closing, the Vendor shall cause the Corporation to maintain in force all the policies of property damage insurance under which any of the Assets is insured. If before the Closing any of the Assets is lost, damaged or destroyed and the loss, damage or destruction constitutes a Material Adverse Change, then:

 the Purchaser may terminate this Agreement in accordance with the provisions of Section 4.2; or

 the Purchaser may require the Vendor to reduce the Purchase Price by the amount of the replacement cost of the Assets which were lost, damaged or destroyed less the amount of any proceeds of insurance payable as a result of the occurrence.

 Action During Interim PeriodAction During Interim Period. During the Interim Period:

 the Vendor shall cause the Corporation

 not to make or agree to make any material change in the compensation of any Director, Officer or Employee and not to pay or agree to pay or set aside any bonus, profit sharing, retirement, insurance, death, severance or fringe benefit or other extra-ordinary or indirect compensation to, for, or on behalf of any Director, Officer or Employee;

 not to sell, assign, transfer, mortgage, pledge or otherwise encumber any of the Assets, except for sales of Inventory in the normal course of business;

 not to enter into any contract, agreement, commitment or transaction outside the normal course of business;

 not to issue any shares or other securities of the Corporation;

 not to declare or cause to be paid any dividend or make any other form of distribution or payment on the Shares or any other securities of the Corporation;

 not to default in the performance of any term or condition of any Material Contract or Licenses and Permits;

 not to cancel or amend any policy of insurance which relates to the Corporation or any of the Assets, except with the prior written consent of the Purchaser;

 not to enter into any Material Contracts, except in the normal course of business;

 to maintain relations with the suppliers, customers and landlords of the Corporation in accordance with past custom and practice;

 to pay before delinquency all Taxes and other obligations which become due and payable by the Corporation; and

 generally, to carry on the Business in the normal course.

 Carmina shall:

 carry on its business in the normal course;

 notify the Vendor immediately of any Material Adverse Change and of any breach of any representation, warranty or covenant in this Agreement; and

 not do any act or omit to do any act that would cause a breach of any representation, warranty, covenant or agreement contained in this Agreement.

 Exclusive DealingsExclusive Dealings. During the Interim Period, the Vendor shall not, and shall cause its shareholders and the Corporation not to, take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to any Person, other than the Purchaser and its designated and authorized representatives, concerning any sale, transfer or assignment of the Shares or the Assets. The Vendor shall notify the Purchaser promptly if any such discussions or negotiations are sought or if any proposal for a sale, transfer, assignment, license, merger or similar transaction is received or being considered.

 Consents and ApprovalsConsents and Approvals. The Vendor shall use its best efforts to obtain or cause the Corporation to obtain all Consents and Approvals before the Closing Date at the Vendor's own expense.

 Regulatory ApprovalsRegulatory Approvals. The Vendor shall cooperate with the Purchaser and render all necessary assistance required by Carmina in connection with any application, notification or filing of Carmina to or with the Securities Exchange Commission or the OTCBB.

 Updates to InformationUpdates to Information. The Vendor shall update on or before the Closing, by amendment or supplement, any of the informational disclosure schedules referred to in this Agreement and any other disclosure in writing from the Vendor to the Purchaser as soon as reasonably possible after new or conflicting information comes to the attention of the Vendor. The Purchaser shall not be obligated to accept any such amendment or supplement and receipt of any such amendment or supplement shall not be deemed to be a waiver or release by the Purchaser of any provision of this Agreement.

GENERAL

 ExpensesExpenses. Each Party shall be responsible for its own legal and other expenses (including any Taxes imposed on such expenses) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement.

 AnnouncementsAnnouncements. Except as required by law, including applicable regulatory requirements, all public announcements concerning the transactions provided for in this Agreement or contemplated by this Agreement shall be jointly approved as to form, substance and timing by the parties to this Agreement after consultation.

 NoticesNotices.

 Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

 if to the Vendor, to:

Worldwide Data Inc.

42 Lensmith Drive

Aurora, ON L4G 6S1

Attention: Romeo Colacitti, President

Tel: 905-727-1763

with a copy to:

Gowling LaFleur Henderson LLP

Suite 5800, Scotia Plaza

40 King Street, West

Toronto, ON M5H 3Z7

Attention: Harold Chataway

Fax: 416-863-3495

2 if to the Purchaser or Carmina, to:

Carmina Canada Inc

Suite 810

540 5th Avenue SW

Calgary, AB T2P 0M2

Attention: John M. Alston, President

Fax: (403) 261-2866

 Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

 Any Party may from time to time change its address under this Section 8.3 by notice to the other Parties given in the manner provided by this Section 8.3.

 Time of EssenceTime of Essence. Time shall be of the essence of this Agreement in all respects.

 Entire AgreementEntire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

 WaiverWaiver. A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

 SeverabilitySeverability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

 Governing LawGoverning Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in that Province and shall be treated, in all respects, as an Alberta contract.

 Further AssurancesFurther Assurances. Each Party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other Party may reasonably require, for the purposes of giving effect to this Agreement.

 Successors and AssignsSuccessors and Assigns. This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns. Neither Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other Party.

 CounterpartsCounterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that any Party providing its signature in such manner shall promptly forward to the other Party an original of the signed copy of this Agreement which was so faxed.

IN WITNESS WHEREOF the Parties have executed this Agreement.

WORLDWIDE DATA INC. WORLDWIDE ONLINE CORP.

Per:__/s/ Romeo Colacitti_______________ Per:__/s/ Romeo Colacitti____________

CARMINA CANADA INC. CARMINA TECHNOLOGIES INC.

Per:__/s/ John M. Alston _______________ Per:__/s/ John M. Alston ____________